UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2005

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 733-7195

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 — FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On March 14, 2005, VendingData Corporation (the “Company”) received the remaining commitments under its previously announced $10 million private placement of 10% senior secured convertible notes due February 2008 (the “February Senior Notes”) and completed an additional $2 million private placement of 10% senior secured convertible notes due March 2008 (the “March Senior Notes” and, together with the February Senior Notes, the “Senior Notes”). For additional information with respect to the terms and conditions of the February Senior Notes, please see the Company’s Current Report on Form 8-K dated February 9, 2005 and filed with the Securities and Exchange Commission on February 15, 2005.

          The March Senior Notes will be issued on a pari passu basis with the February Senior Notes and, as a result, are secured by a first priority security interest in the Company’s assets. The March Senior Notes require semi-annual payments of interest only on September 1 and March 1 of each year, with the principal and any unpaid interest due at maturity of the March Senior Notes. Any prepayments of the March Senior Notes made prior to March 2007 require the payments of premiums that decline each year, and notice of prepayment requires a thirty (30) day advance notice to the holders of the March Senior Notes. Holders of the March Senior Notes have a one-time right to convert up to 50% of the then outstanding principal of the March Senior Notes into shares of the Company’s common stock, $.001 par value, at a conversion price of $1.65 per share.

          Through the private placement of the March Senior Notes, the Company issued an aggregate of $2,000,000 in March Senior Notes, in return for gross cash proceeds of $2,000,000. Subject to the reasonable discretion of the Company’s management, the proceeds from the private placement of the March Senior Notes are to be used to fund the Company’s inventory, operating losses and general corporate purposes as follows:

PROPOSED USE	AMOUNT	%
Fund inventory	500,000	25.0%
Fund operating losses	500,000	25.0%
Placement fees	80,000	4.0%
Other general corporate purposes	920,000	46.0%

	$2,000,000	100.0%

          The portion of the net proceeds of the private placement of the March Senior Notes designated as “other general corporate purposes” excludes the acquisition of companies or products, the repurchase of the Company’s common stock, the issuance of the dividends or other matters not specifically set forth above.

          Release of Proceeds. As with a portion of the net proceeds from the private placement of the February Senior Notes, the Company’s access to the net proceeds from the private placement of the March Senior Notes is subject to the satisfaction of three conditions. As a result of these conditions, the net proceeds from the private placement of the March Senior Notes are to be released as follows:

•	One-third (1/3) of the total proceeds held in escrow shall be released to the Company upon the execution of a distributor agreement with TCS John Huxley or an affiliate thereof and the sale and service outside the United States of one hundred (100) units of the Company’s RandomPlus™ shuffler and PokerOne™ shuffler, where such events must occur no later than June 30, 2005;

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•	One-third (1/3) of the total proceeds held in escrow shall be released to the Company upon the hiring by the Company of a North American manager of operations or Chief Operating Officer, where such person shall be hired no later than June 30, 2005; and

•	One-third (1/3) of the total proceeds held in escrow shall be released to the Company upon the approval of the Company’s RandomPlus™ shuffler by Gaming Laboratories International and the Nevada State Gaming Control Board and the placement of one hundred (100) units of the Company’s RandomPlus™ shuffler in North America, where such approvals and shuffler placement must occur no later than June 30, 2005.

          As a result of these conditions, and in light of the issuance of $3,250,000 in February Senior Notes in exchange for previously issued notes and the Company’s immediate access to $2,000,000 from the prior placement of the February Senior Notes, the Company held in escrow $6,750,000 from the proceeds from the remaining February Senior Notes and the placement of the March Senior Notes. Through the appointment of Mark Newburg to the Company’s board of directors as executive director on March 11, 2005, the Company has satisfied the second condition listed above. Accordingly, the Company has access to an additional $2,250,000 with two conditions that remain to be satisfied as of the date of this Report on Form 8-K.

          In the event that the Company fails to meet any of the three conditions, the Company will return the relevant portion of the escrowed proceeds, without interest, within thirty (30) days. The return of any proceeds would reduce the amount available for general corporate purposes.

          Exemption from Registration. The March Senior Notes and the underlying shares of common stock issuable upon conversion of the March Senior Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the Untied States absent registration or an applicable exemption from such registration requirements. The March Senior Notes were issued pursuant to the private placement exemption under Section 4(2) of the Securities Act and pursuant to Rule 506 of Regulation D. The Company was able to rely on Rule 506 of Regulation D because the Company only offered the March Senior Notes to accredited investors as that term is defined by Rule 501 of Regulation D

          Registration Rights. Notwithstanding the foregoing, the Company is obligated to file a registration statement within thirty (30) days of the closing date of the March Senior Notes with the Securities and Exchange Commission on Form S-3 to register the shares into which the March Senior Notes are convertible, to cause the same to be declared effective within one hundred twenty (120) days of the date of the March Senior Notes and to maintain the effectiveness of the registration statement. Any breach of the foregoing obligations will result in a one-half percent (0.5%) increase in the applicable interest rate under the March Senior Notes for each thirty (30) day period of non-compliance, up to a maximum fourteen percent (14%) increase.

          Security; Default. In order to issue the March Senior Notes on a pari passu basis with the February Senior Notes, the Company and the holders of the Senior Notes entered into an Intercreditor Agreement, an Amended and Restated Security Agreement and an Amended and Restated Collateral Agent Agreement. In order to provide for the orderly administration of the rights of the holders of the Senior Notes, the holders of the Senior Notes appointed Premier Trust, Inc. to act as their collateral agent and, among other things, exercise any remedies given to the collateral agent that the collateral agent deems necessary or proper for the administration of the collateral pursuant to the Amended and Restated Security Agreement.

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          Pursuant to the terms of the Amended and Restated Security Agreement, the Company is in default if: (1) the Company does not pay a payment under the Senior Notes when due and does not cure the payment within two (2) business days; (2) the Company breaches a representation, warranty, covenant or agreement set forth in the transaction documents that is not cured within fifteen (15) days; (3) the collateral of the Senior Notes is impaired in certain respects; (4) there is a default under the Senior Notes; (5) the Company files for bankruptcy or is subject to involuntary bankruptcy or receivership; (6) the Company does not pay an obligation in excess of One Hundred Thousand Dollars ($100,000) when due when failure to pay is not cured within any applicable grace period or waived; (7) the Company does not return the proceeds of the Senior Notes to note holders as described in “Release of Proceeds” above; or (8) the Company incurs indebtedness in excess of Fifteen Million Dollars ($15,000,000).

          This Report on Form 8-K is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. A copy of the press release reporting the private placement of the March Senior Notes is attached to this Report on Form 8-K as Exhibit 99.1. The press release may also be found in the “Investors” heading under the “Press Releases” section of the Company’s web site at www.vendingdata.com.

SECTION 3 — SECURITIES AND TRADING MARKETS

Item 3.02      Unregistered Sales of Equity Securities

          Information from Item 2.03 of this Report on Form 8-K is hereby incorporated by reference. In addition to the information contained therein, the following information is provided with respect to the private placement of the March Senior Notes with respect to the equity securities that are potentially issuable upon conversion of the March Senior Notes:

•	Up to fifty percent (50%) of the unpaid principal amount of the March Senior Notes is convertible at $1.65 per share into shares of the Company’s common stock, par value $0.001 per share.

•	A placement agent fee of up to four percent (4%) of the cash proceeds of the Private Placement is payable to Philadelphia Brokerage Corporation, as placement agent, but no separate fee is payable with respect to the shares of common stock.

•	The March Senior Notes and the underlying shares of the Company’s common stock were issued under the private placement exemption under Section 4(2) of the Securities Act of 1933 and pursuant to Rule 506 of Regulation D. The Company was able to rely on Rule 506 of Regulation D because the Company only offered the March Senior Notes to accredited investors as that term is defined by Rule 501 of Regulation D.

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SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit 10.1	Form of Subscription Agreement for 10% Senior Secured Notes due March 2008.

Exhibit 10.2	Form of Promissory Note for 10% Senior Secured Notes due March 2008.

Exhibit 10.3	Form of Intercreditor Agreement.

Exhibit 10.4	Form of Amended and Restated Security Agreement.

Exhibit 10.5	Form of Amended and Restated Collateral Agent Agreement.

Exhibit 99.1	Press Release dated March 15, 2005 and entitled “VendingData™ Corporation Completes $12 Million Private Placements.”

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION (Registrant)

Date: March 15, 2005	By:	/s/ Douglas H. Caszatt
Its:	Douglas H. Caszatt Acting Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement for 10% Senior Secured Notes due March 2008.

10.2	Form of Promissory Note for 10% Senior Secured Notes due March 2008.

10.3	Form of Intercreditor Agreement.

10.4	Form of Amended and Restated Security Agreement.

10.5	Form of Amended and Restated Collateral Agent Agreement.

99.1	Press Release dated March 15, 2005 and entitled “VendingData™ Corporation Completes $12 Million Private Placements.”

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